Report of Independent Registered
 Public Accounting Firm

To the Shareholders and
The Board of Trustees of
Federated Income Securities Trust:

In planning and performing our
audits of the financial statements
 of Federated Prudent
DollarBear Fund, a portfolio of
 Federated Income Securities Trust
 (the Fund) as of and for the
year ended September 30, 2010,
in accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered
the Fund's internal control over
financial reporting, including
controls over safeguarding securities,
 as a basis for designing our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to
comply with the requirements of
 Form N-SAR, but not for the purpose
 of expressing an opinion
on the effectiveness of the Fund's
internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible
 for establishing and maintaining
effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
 judgments by management
are required to assess the expected
 benefits and related costs of controls.
A company's internal
control over financial reporting is a
process designed to provide reasonable
 assurance regarding
the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
 A company's internal
control over financial reporting includes
 those policies and procedures that (1)
pertain to the
maintenance of records that, in reasonable
 detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that
 transactions are
recorded as necessary to permit preparation
 of financial statements in accordance
with generally
accepted accounting principles, and that
 receipts and expenditures of the
company are being made
in accordance with authorizations of
management and Trustees of the company;
and (3) provide
reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial
statements.

Because of its inherent limitations,
 internal control over financial
reporting may not prevent or
detect misstatements. Also, projections
 of any evaluation of effectiveness to
future periods are
subject to the risk that controls may
 become inadequate because of changes
in conditions, or that
the degree of compliance with the
 policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
design or operation of a
control does not allow management or
employees, in the normal course of
 performing their
assigned functions, to prevent or detect
 misstatements on a timely basis.
A material weakness is a
deficiency, or a combination of deficiencies, in internal control over financial reporting, such that
there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
 (United States). However, we noted no
deficiencies in the
Fund's internal control over financial
reporting and its operation, including
 controls over
safeguarding securities that we consider
 to be a material weakness as defined
above as of
September 30, 2010.

This report is intended solely for the
information and use of management and
the Board of
Trustees of Federated Income Securities
Trust and the Securities and Exchange
 Commission and
is not intended to be and should not be
used by anyone other than those specified parties.



Boston, Massachusetts
November 22, 2010